Exhibit 10.1

August 10, 2010

Unilens Corp. USA

10431 72nd Street North

Largo, FL 33777

Dear Michael Pecora:

The purpose of this letter “Confirmation” is to confirm the terms and conditions of the Swap Transaction entered into between Regions Bank (‘Regions Bank’) and Unilens Corp. USA (‘Counterparty’) on the Trade Date specified below (the ‘Swap Transaction’). This letter agreement constitutes a ‘Confirmation’ as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of January 15, 2010, as amended, and supplemented from time to time (“the Agreement”), between Unilens Corp. USA and Regions Bank. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of this particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD $5,300,000.00 subject to amortization as set forth in Schedule A attached hereto.

Trade Date:	August 06, 2010

Effective Date:	August 19, 2010

Termination Date:	January 19, 2015
Subject to adjustment in accordance with the Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Dates:	The 19th day of every month, commencing on September 19, 2010 up to and including the Termination Date, with no adjustment to period end dates, subject to adjustment in Accordance with the Following Business Day Convention.

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Fixed Rate:	1.41000%

Fixed Rate Day Count Fraction:	Act/360

Floating Amounts:

Floating Rate Payer:	Regions Bank

Floating Rate Payer Payment Dates:	The 19th day of every month, commencing on September 19, 2010 up to and including the Termination Date, with no adjustment to period end dates, subject to adjustment in Accordance with the Following Business Day Convention.

Floating Rate for Initial Compounding Period:	To Be Determined

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Floating Rate Spread:	None

Floating Rate Day Count Fraction:	Act/360

Reset Dates:	The first day of each Calculation Period.

Method of Averaging:	Not Applicable

Compounding:	Not Applicable

Compounding Dates:	Not Applicable

Business Days:	New York and London

Business Day Convention:	Following

Calculation Agent:	Regions Bank

Account Details:
Payments to Regions Bank:
Fed Routing Number:	062-005-690
Account Number:	1410010009000
Attention:	Treasury Operations

Payments to Counterparty:
Fed Routing Number:	063-104-668
Account Name:	Unilens Corp. USA
Account Number:	0123277386

Offices:
Regions Bank:	PO Box 10247
Birmingham, AL 35202
Mail Code BH11703B
Phone:	205-264-7410
Fax:	205-264-7087

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Other Provisions:

By executing below, the parties hereby agree that Unilens Vision Sciences, Inc., a Delaware corporation is a party to the Transaction evidenced hereby and is an entity constituting “Party B” for purposes of the Agreement.

The Counterparty has consulted, to the extent it has deemed necessary, with its legal, tax and financial advisors regarding its decision to enter into the Swap Transaction and has had an opportunity to ask questions of, and has obtained all requested information from, Regions Bank concerning the Swap Transaction. The Counterparty has made its own independent decision to enter into the Swap Transaction based upon its own judgment, with full understanding of the economic, legal and other risks associated with the Swap Transaction (which risks it is willing to assume) and is entering into the Swap Transaction without relying upon any advice (oral or written) or projections of Regions Bank. The Counterparty understands that Regions Bank is relying on the statements made by the Counterparty in this paragraph in entering into the Swap Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Regards,

REGIONS BANK

By:	/s/ Carl Taube

Carl Taube
Vice President

Accepted and confirmed as of the date first written:

UNILENS CORP. USA

/s/ Michael Pecora

By:	Michael Pecora

Title:

UNILENS VISION SCIENCES, INC.

/s/ Michael Pecora

By:	Michael Pecora

Title:

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